Exhibit 3.1

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BIGCOMMERCE HOLDINGS, INC.

a Delaware corporation

FIRST: The name of this corporation is BigCommerce Holdings, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 250,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 102,030,573 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

205,000,000 shares of the Common Stock of the Corporation are hereby designated “Series 1 Common Stock,” and 45,000,000 shares of the Common Stock of the Corporation are hereby designated “Series 2 Common Stock,” As used herein, the term “Common Stock” without specific reference to the Series 1 Common Stock or the Series 2 Common Stock, without distinction as to class, except as otherwise expressly provided herein, shall mean, collectively, shares of Series 1 Common Stock and shares Series 2 Common Stock. All shares of Common Stock issued by the Corporation (a) prior to the effectiveness of this Sixth Amended and Restated Certificate of Incorporation (the “Effective Date”) shall be deemed shares of Series 1 Common Stock for all purposes herein and (b) after the Effective Date shall be deemed to be shares of Series 1 Common Stock for all purposes herein unless otherwise specifically stated herein or the share certificate relating to such shares of Common Stock states that such shares of Common Stock represent shares of Series 2 Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting.

2.1 Series 1 Common Stock. The holders of the Series 1 Common Stock are entitled to one vote for each share of Series 1 Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock, Series 1 Common Stock and/or Series 2 Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being subject to the Regulatory Voting Restriction (as defined below)), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2.2 Series 2 Common Stock. Except as required by law or as otherwise set forth herein, all shares of Series 2 Common Stock shall be non-voting.

3. Conversion – Shares of Series 2 Common Stock. Each share of Series 2 Common Stock shall be automatically converted without the payment of any additional consideration into fully paid shares of Series 1 Common Stock at the rate of one-to-one (subject to equitable adjustment in the event of any stock split, recapitalization, dividend or the like) only upon the transfer thereof in a Widely Dispersed Offering by Goldman Sachs & Co. (“Goldman Sachs”) or a party to whom Goldman Sachs transfers shares of Series 2 Common Stock and the transferees of such party (in each case, other than a transferee acquiring such shares of Series 2 Common Stock in a Widely Dispersed Offering) (the “GS Transferees”). For the purposes of this Article Fourth, Part B, Section 3, a “Widely Dispersed Offering” means (a) a widespread public distribution, including pursuant to Securities and Exchange Commission Rule 144, (b) a transfer (including a private placement or a sale pursuant to Securities and Exchange Commission Rule 144) in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for the purposes of the Bank Holding Company Act of 1956, as amended (“BHC Act”), (c) an assignment to a single party (for example, a broker or investment banker) for the purposes of conducting a widespread public distribution on behalf of Goldman Sachs or the GS Transferees, or (d) to a party who would control more than 50% of the voting securities of the Company without giving effect to the shares of Series 2 Common Stock transferred by the holder or the GS Transferees.

B.	PREFERRED STOCK

15,000,005 shares of the Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 10,610,711 shares of the Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” 16,393,442 shares of the Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” 14,450,863 shares of the Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” 1,445,086 shares of the Preferred Stock of the Corporation are hereby designated “Series D-1 Preferred Stock,” 20,307,464 shares of the Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock,” 194,561 shares of the Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock,” and 23,628,441 shares of the Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. As used herein, the term “Junior Preferred Stock” without designation shall refer to shares of the Corporation’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock collectively, the term “A-E Preferred Stock” without designation shall refer to shares of the Junior Preferred Stock, and the Corporation’s Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock collectively, and the term “Non-Regulated Preferred Stock” without designation shall refer to shares of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, collectively. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

1.1 Series F Preferred Stock. Dividends on any share of Series F Preferred Stock shall begin to accrue on a daily basis at a rate of ten percent (10%) of the Series F Original Issue Price per annum from the date on which the Corporation issues such share and shall be cumulative and compounded quarterly (such dividend, the “Series F Dividend”). The Corporation shall have no obligation to pay any dividends, except when, as and if declared by the Board of Directors of the Corporation (the “Board”) out of any assets at the time legally available therefor or as otherwise specifically provided in this Sixth Amended and Restated Certificate of Incorporation. No dividends may be paid on any other shares of Preferred Stock or Common Stock (other than a dividend payable solely in shares of Common Stock) until the full Series F Dividend then accrued on all outstanding shares of Series F Preferred Stock has been paid in full. Notwithstanding the foregoing, in the event that the holders of Series F Preferred Stock will receive proceeds per share of Series F Preferred Stock in cash or freely tradeable securities (in each case, taking into account any reduction in the Series F Dividend resulting from the application of this sentence) as a result of (i) any distribution pursuant to Subsection 2 resulting from the consummation of a Deemed Liquidation Event or (ii) any conversion to Common Stock pursuant to Subsection 4 or Subsection 5 below, in each case, of at least (a) $6.7715 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock), then the Series F Dividend shall be reduced from ten percent (10%) per annum to nine percent (9%) per annum effective as of the date of issuance of such share of Series F Preferred Stock or (b) $8.1258 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock), then the Series F Dividend shall be reduced from ten percent (10%) per annum to eight percent (8%) per annum effective as of the date of issuance with respect to such shares of Series F Preferred Stock. For purposes of this Certificate of Incorporation, with respect to any shares of Common Stock issued to holders of Series F Preferred Stock in the Corporation’s initial sale of shares of Common Stock to the public in a firm commitment underwritten public offering, such securities may be deemed freely tradeable notwithstanding being subject to market a stand-off restriction that may restrict such securities, if and only if, such market stand-off restriction is no more restrictive than that which is called for by Section 2.11 of the Corporation’s Fourth Amended and Restated Investor Rights Agreement in effect as Series F Original Issue Date (as defined below).

1.2 Preferred Stock. After payment of the full accrued but unpaid Series F Dividend to the holders of Series F Preferred Stock, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose), that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series of Preferred Stock determined, if applicable, as if all shares of such class or series of Preferred Stock had been converted into Common Stock (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose) and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose), in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Original Issue Price (as defined below) for such series of Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $1.8896 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $2.44 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $3.46 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series D-1 Original Issue Price” shall mean $3.46 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock. The “Series E Original Issue Price” shall mean $1.9242 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series E-1 Original Issue Price” shall mean $1.9242 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-1 Preferred Stock. The “Series F Original Issue Price” shall mean $2.7086 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. The Series A Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price, the Series D-1 Original Issue Price, the Series E Original Issue Price, the Series E-1 Original Issue Price and the Series F Original Issue Price are each sometimes referred to herein as an “Original Issue Price.”

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock.

2.1.1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (collectively, a “Liquidity Event”), subject to Subsection 2.1.6, the assets and funds of the Corporation available for distribution to stockholders shall be distributed as follows:

2.1.2. First, subject to Section 2.1.6, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of such assets shall be made pursuant to Subsections 2.1.3, 2.1.4, 2.1.5, 2.1.6 or 2.1.7 or in respect of the Corporation’s Junior Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock or Common Stock, an amount equal to the Series F Original Issue Price, plus any dividends (other than the Series F Dividend) declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.3. After the full Series F Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.2, the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of such assets shall be made pursuant to Subsections 2.1.4, 2.1.5, 2.1.6 or 2.1.7 or in respect of the Corporation’s Junior Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock or Common Stock, an amount equal to the Series E Original Issue Price or Series E-1 Original Issue Price, as applicable, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E and Series E-1 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event and after the full Series F Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.2, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.4. After the full Series F Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.2 and the full Series E and Series E-1 Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.3, the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of such assets shall be made pursuant to Subsections 2.1.5, 2.1.6 or 2.1.7 or in respect of the Corporation’s Junior Preferred Stock or Common Stock, an amount equal to the Series D Original Issue Price or Series D-1 Original Issue Price, as applicable, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D and Series D-1 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event and after the full Series F Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.2 and the full Series E and Series E-1 Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.3, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.4, the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.5. After the full Series F Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.2, the full Series E and Series E-1 Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.3 and the full Series D and Series D-1 Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.4, the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made pursuant to Subsection 2.1.6 or 2.1.7 or to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (A) in the case of the Series A Preferred Stock, the Series A Original Issue Price, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”), (B) in the case of the Series B Preferred Stock, the Series B Original Issue

Price, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”) and (C) in the case of the Series C Preferred Stock, the Series C Original Issue Price, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount” and together with the Series A Liquidation Amount, Series B Liquidation Amount, Series D and Series D-1 Liquidation Amount, and the Series E and Series E-1 Liquidation Amount shall be referred to individually and collectively as the “A-E Initial Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event and after the full Series F Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.2, the full Series E and Series E-1 Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.3 and the full Series D and Series D-1 Liquidation Amount has been paid or set aside in accordance with Subsection 2.1.4, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.5, the holders of shares of Junior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.6. After the full Series F Liquidation Amount and the full A-E Initial Liquidation Amount (the “Initial Liquidation Amount”) has been paid or set aside in accordance with Subsections 2.1.2, 2.1.3, 2.1.4 and 2.1.5, the holders of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made pursuant to Subsection 2.1.7 or to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the accrued but unpaid Series F Dividend (the “Additional Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event and after the full Initial Liquidation Amount has been paid or set aside in accordance with Subsections 2.1.2, 2.1.3, 2.1.4 and 2.1.5, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.6, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding anything to the contrary set forth in Subsections 2.1.2 through 2.1.6, if the amount distributable pursuant to Subsections 2.1.2 and 2.1.6 with respect to a Liquidity Event consummated prior to January 1, 2020 is less than 1.5 times the Series F Original Issue Price in the aggregate, then the Series F Liquidation Amount shall be increased to an amount equal to 1.5 times the Series F Original Issue Price minus any amounts distributable under this Subsection 2.1.6.

2.1.7. After the full Initial Liquidation Amount has been paid or set aside in accordance with Subsections 2.1.2, 2.1.3, 2.1.4 and 2.1.5 and the full accrued but unpaid Series F Dividend has been paid or set aside in accordance with Subsection 2.1.6, the holders of shares of Series A-E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the product of (A) the Original Issue Price for such series of Series A-E Preferred Stock times (B) 50% (the amount payable pursuant to this sentence is hereinafter referred to as the “A-E Additional Liquidation Amount” and together with the A-E Initial Liquidation Amount, the Series F Liquidation Amount and the Additional Series F Liquidation Amount shall be referred to individually and collectively as the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event and after the full Initial Liquidation Amount has been paid or set aside in accordance with Subsections 2.1.2, 2.1.3, 2.1.4 and 2.1.5 and the full Series F Dividend has been paid or set aside in accordance with Subsection 2.1.6, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.7, the holders of shares of A-E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.8. For purposes of Subsections 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.1.6 and 2.1.7, if any portion of the consideration payable to the stockholders of the Corporation in the applicable Sale of the Company (as defined in the Corporation’s Fourth Amended and Restated Voting Agreement (the “Voting Agreement”)) is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement for such Sale of the Company shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.1.6 and 2.1.7 as if the Initial Consideration were the only consideration payable in connection with such Sale of the Company and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.1.8, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event (collectively, “Retained Consideration”) shall be deemed to be Initial Consideration; provided however, notwithstanding anything to the contrary, with respect to holders of Series F Preferred Stock and the payment of the Series F Liquidation Amount to which they are entitled, any Retained Consideration shall be deemed to be Additional Consideration.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock under Subsection 2.1, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares held by each such holder. To the extent holders of A-E Preferred Stock would receive distributions greater than A-E Liquidation Amount if such holder of A-E Preferred Stock converted their shares of A-E Preferred Stock to Common Stock pursuant to Section 4, the holders of such A-E Preferred Stock shall be deemed to have converted their applicable A-E Preferred Shares to Common Stock pursuant to Section 4 (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible and as having been converted (without actual conversion) into Common Stock for this purpose) and shall receive the amounts payable under this Subsection 2.2 in lieu of the A-E Liquidation Amount. To the extent holders of Series F Preferred Stock would receive distributions greater than the Series F Liquidation Amount if such holder of Series F Preferred Stock converted their shares of Series F Preferred Stock to Common Stock pursuant to Section 4, the holders of such Series F Preferred Stock shall be deemed to have converted their applicable Series F Preferred Stock to Common Stock pursuant to Section 4 (without actual conversion into Common Stock for this purpose) and shall receive the amounts payable under this Subsection 2.2 in lieu of the Series F Liquidation Amount plus an amount equal to the Additional Series F Liquidation Amount.

2.3 Deemed Liquidation Events.

2.3.1. Definition. Each of the following events shall be considered a “Deemed Liquidation Event” (1) with respect to the Series F Preferred Stock in all cases, and (2) with respect to all other classes and series of capital stock of the Corporation other than the Series F Preferred Stock, unless the holders of a majority of the outstanding shares of A-E Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Requisite Investors”) elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote):

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to have their Preferred Stock redeemed, and (ii) the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation (the “Board”)), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event (the “Redemption Date”), to redeem (1) all outstanding shares of Series F Preferred Stock and (2) unless the Requisite Investors elect otherwise (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote), all outstanding shares of A-E Preferred Stock, in each case, at a price per share equal to the Liquidation Amount for each series of Preferred Stock. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock that are required to be redeemed, the Corporation shall ratably redeem such Preferred Stock in accordance with the priority and manner in which proceeds from a Deemed Liquidation Event are required to be paid on such shares of Preferred Stock pursuant to Subsections 2.1 and 2.2 hereof to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. For the avoidance of doubt, in the event the Requisite Investors elect not to treat a Deemed Liquidation Event as such with respect to the A-E Preferred Stock, and the Company is required to redeem the Series F Preferred Stock pursuant to the preceding sentence, then the proceeds available from such Deemed Liquidation Event shall be used to redeem the Series F Preferred Stock in accordance with this Subsection 2.3.2(b) and the provisions of Subsections 2.1 and 2.2.

(c) The Corporation shall send a written notice of the redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than twenty (20) days prior to the Redemption Date. Such Redemption Notice shall state:

(i)	the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date;

(ii)	the Redemption Date and the Liquidation Amount for each series of Preferred Stock and the accrued but unpaid Series F Dividend; and

(iii)	that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(d) On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Liquidation Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

(e) If, on the Redemption Date the Liquidation Amount payable upon redemption of the shares of Preferred Stock to be redeemed is paid or tender for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Liquidation Amount without interest upon surrender of their certificate or certificates therefor.

(f) Prior to the distribution or redemption provided for in Subsections 2.3.2(b) – (e), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board, including the affirmative vote of a majority of the Investor Directors (as defined below).

3. Voting.

3.1 General. Subject to the Regulatory Voting Restriction and the last sentence of this Subsection 3.1, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock (without regard to whether the shares of Common Stock into which such shares of Preferred Stock convert have voting rights) into which the shares of Preferred Stock held by such holder are convertible, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose, as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation (including without limitation, the last sentence of this Subsection 3.1), holders of Preferred Stock shall, subject to the Regulatory Voting Restriction, vote together with the holders of Common Stock as a single class, on an as converted basis, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion. For sake of clarity, whenever the shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock are permitted to vote pursuant to the Certificate of Incorporation, the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable shall be treated as being then convertible into shares of Common Stock (without actual conversion) at the then applicable conversion rate for the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable. Notwithstanding anything to the contrary herein or any statutory or stated rights of holders of shares of Series F Preferred Stock, in no event shall the holders of Series F Preferred Stock be entitled to vote on any matter for which holders of any class of Preferred Stock are entitled to vote together with the holders of Common Stock, on an as converted to Common Stock basis.

3.2 Election of Directors. The Board shall initially consist of seven (7) members, which shall be elected in the following manner: (i) the holders of record of the shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect one (1) director of the Corporation (the “Series A/B Director”); (ii) the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”); (iii) the holders of record of shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”); (iv) the holders of record of shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series E Director” and together with the Series A/B Director, Series C Director and Series D Director, each an “Investor Director” and collectively, the “Investor Directors”); (v) the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation; and (vi) the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect two (2) independent directors. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock, as applicable, entitled to elect such director or directors, given either at a special meeting of such stockholders, duly called for that purpose or pursuant to a written consent of the stockholders. If the holders of shares of the applicable series of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, or together as a single class, as the case may be, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the applicable series of Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock other than the Series F Preferred Stock (including the A-E Preferred Stock) (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being subject to the Regulatory Voting Restriction), voting together as a single class, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, shall be entitled to elect the balance of the total number of directors of the Corporation, if any. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. For the avoidance of doubt, the holders of shares of Series F Preferred Stock shall not have any rights to elect directors under this Subsection 3.2.

3.3 Preferred Stock Protective Provisions. At any time when any shares of A-E Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of A-E Preferred Stock (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such consent or vote under Subsection 3.3.2 and with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock subject to the Regulatory Voting Restriction for all other consents or votes under this Subsection 3.3), voting together as a single class on an as-converted to Common Stock basis (including without limitation, any shares of A-E Preferred Stock that are obligated to vote pursuant to an exercise of the Drag-Along Right (as defined in the Voting Agreement)) with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1. liquidate, dissolve or wind up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2. amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Preferred Stock, including, without limiting the generality of the foregoing:

(a) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation;

(b) increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation;

(c) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Stock in respect of any such right, preference or privilege;

(d) amend, alter or waive the designation, or the stated rights, preferences or privileges of the Preferred Stock;

(e) change all or part of the Preferred Stock into a different number of shares;

(f) increase the voting rights of the issued and outstanding shares of another class or series of shares relative to the voting rights of the Preferred Stock;

3.3.3. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service (the “Employee Repurchases”); provided, however, that with respect to Employee Repurchases, the repurchase price therefor shall not exceed the lower of the original purchase price of such shares or the then-current fair market value thereof, (iii) redemptions of the Series D-1 Preferred Stock or Series E-1 Preferred Stock pursuant to Article Fourteenth and (4) redemptions of the Series F Preferred Stock pursuant to Section 6;

3.3.4. create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000 unless such debt security has received the prior approval of the Board, including the affirmative vote of a majority of the Investor Directors;

3.3.5. create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.6. increase the number of shares of Common Stock or Options (as defined below) available for issuance pursuant to the Corporation’s 2013 Stock Plan (the “Stock Plan”) in excess of 37,362,878, unless such increase has received the prior approval of the Board, including the affirmative vote of a majority of the Investor Directors; or

3.3.7. increase or decrease the authorized number of directors constituting the Board.

3.4 Series F Preferred Stock Protective Provisions.

3.4.1. For so long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding shares of the Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) exclusively as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) engage in any transaction or agreement between the Corporation or any subsidiary thereof, on the one hand, and any officer or director of, or any person or entity who, directly or indirectly, controls, is controlled by, or is under common control with, the Corporation (other than the Corporation or any wholly owned subsidiary thereof) on the other hand other than (1) the issuance of equity securities of the Company solely for financing purposes and so long as the holders of Series F Preferred Stock have the opportunity to purchase at least their pro rata share of the securities issued in such financing transaction, (2) any arms-length ordinary course executive compensation matters and (3) agreements on terms no less favorable to the Company than those that might be obtained at the time from an unaffiliated third party;

(b) amend, alter, waive or repeal the designations or the stated rights, preferences or privileges of the Series F Preferred Stock in a manner that significantly and adversely affects the Series F Preferred Stock;

(c) create, or authorize the creation of, or issue or obligate the Corporation to issue shares of, any additional class or series of capital stock unless the same ranks junior to, or is pari passu with, the Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or in a Deemed Liquidation Event;

(d) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) so long as such redemption or repurchase, in each case, would not result in Goldman owning or controlling, or being deemed to own or control, greater than 24.99% of the total equity of the Corporation following such redemption or repurchase, (x) Employee Repurchases; provided, however, that with respect to Employee Repurchases, the repurchase price therefor shall not exceed the lower of the original purchase price of such shares or the then-current fair market value thereof, (y) redemption of the Series D-1 Preferred Stock or Series E-1 Preferred Stock pursuant to Article Fourteenth, and (z) any other redemption or repurchase of capital stock in which the holders of Series F Preferred Stock are provided an opportunity to participate in such sale to the Company on a pro rata basis, and (2) redemption of the Series F Preferred Stock pursuant to Section 6;

(e) pay or declare any dividend, or authorize or make any distribution, on any shares of capital stock of the Corporation at any time that there are accrued, but unpaid dividends on the Series F Preferred, other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

3.4.2. For so long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following:

(a) create, or authorize the creation of, or issue, or authorize the issuance of, any indebtedness for borrowed money not in existence on the date hereof (including all guarantees, debts, liens or leases in respect thereof), or permit any subsidiary to take any such action with respect to any indebtedness for borrowed money (including all guarantees, debts, liens or leases in respect thereof), if, in any such case, such indebtedness would be created or issued either (i) outside of the ordinary course of business and inconsistent with past practice or (ii) the level of indebtedness (including without limitation, any debt existing on the date hereof) incurred has exceeded or would exceed 0.5 times the Company’s annualized recurring subscription revenue; or

(b) create, or authorize the creation of, or issue or obligate the Corporation to issue shares of, any additional class or series of capital stock that ranks pari passu with the Series F Preferred Stock (with respect to (1) the distribution of assets on the liquidation, dissolution or winding up of the Corporation or in a Deemed Liquidation Event, (2) payment of dividends or (3) rights of redemption) with an aggregate purchase price in excess of $10,000,000.

3.5 Series E and E-1 Preferred Stock Protective Provisions. In addition to any restrictions set forth in Subsection 3.3 above, at any time when any shares of Series E Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock and Series E-1 Preferred Stock without so adversely affecting the Junior Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the Series E Preferred Stock and Series E-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class (with the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such vote or written consent), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.6 Series D and D-1 Preferred Stock Protective Provisions. In addition to any restrictions set forth in Subsection 3.3 above, at any time when any shares of Series D Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock and Series D-1 Preferred Stock without so adversely affecting the Junior Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the Series D Preferred Stock and Series D-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class (with the Series D-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such vote or written consent), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.7 Series C Preferred Stock Protective Provisions. In addition to any restrictions set forth in Subsection 3.3 above, at any time when any shares of Series C Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock without so adversely affecting the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.8 Series B Preferred Stock Protective Provision. In addition to any restrictions set forth in Subsection 3.3 above, at any time when any shares of Series B Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock without so adversely affecting the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.9 Series A Preferred Stock Protective Provision. In addition to any restrictions set forth in Subsection 3.3 above, at any time when any shares of Series A Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock without so adversely affecting the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.10 Series D-1 Preferred Stock and Series E-1 Preferred Stock Protective Provisions. In addition to any restrictions set forth in Subsections 3.3 and 3.5 above, at any time when any shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the Series D-1 Preferred Stock and Series E-1 Preferred Stock, voting together as a single class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock constituting such class) (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such vote or written consent), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.10.1. amend, modify or waive (i) any of the terms set forth in Article Fourteenth below, the protective provisions set forth in this Subsection 3.10 or any of the terms set forth in Subsection 3.11 below, or (ii) any other provision of this Certificate of Incorporation intended to address the regulatory status of the initial or any subsequent holder of shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock;

3.10.2. increase or decrease the number of authorized shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock; or

3.10.3. re-classify, exchange or convert the Series D-1 Preferred Stock or Series E-1 Preferred Stock into any other security unless such resulting security contains terms and characteristics that provide materially equivalent protections with respect to any regulatory requirements applicable to the Regulated Holder (as defined below) as are provided by the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, other than conversion to Common Stock pursuant to the last sentence of Subsection 5.1.6.

In no event shall the holders of Series D-1 Preferred Stock or Series E-1 Preferred Stock be entitled to vote, or act by written consent, on any matter as a single “class” of “voting securities” as such terms are interpreted under the BHCA (as defined in Article Fourteenth below). For the avoidance of doubt, the foregoing provisions in this Subsection 3.10 shall apply with respect to the shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock after a Deemed Optional Conversion or Deemed Automatic Conversion (each as defined below).

3.11 Regulatory Voting Restrictions. Notwithstanding the statutory or stated rights of holders of shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock and except as expressly provided otherwise herein, in no event shall a Regulated Holder and its BHCA Transferees (as defined below), collectively, be entitled to cast a number of votes representing more than 4.99% of the voting power of all shares entitled to vote on any matter (including matters with respect to which such holders are entitled or required to provide their approval or consent), including matters with respect to which (i) the Series D Preferred Stock and the Series D-1 Preferred Stock vote together as a single class; (ii) the Series E Preferred Stock and the Series E-1 Preferred Stock vote together as a single class; (iii) the Preferred Stock votes together as a single class; or (iv) the Preferred Stock votes with shares of Common Stock as a single class on an as-converted basis (such voting rights to be allocated pro rata among the Regulated Holder and its BHCA Transferees based on the number of shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock held by each such holder); provided, however, that, if there are no shares of Series D Preferred Stock outstanding, the holders of shares of Series D-1 Preferred Stock will no longer be entitled or required to any right to vote for matters on which shares of Series D-1 Preferred Stock and Series D Preferred Stock are entitled or required to vote or consent as a single class, if there are no shares of Series E Preferred Stock outstanding, the holders of shares of Series E-1 Preferred Stock will no longer be entitled or required to any right to vote for matters on which shares of Series E-1 Preferred Stock and Series E Preferred Stock are entitled or required to vote or consent as a single class, and in the event there are no shares of Preferred Stock outstanding other than the Series D-1 Preferred Stock and/or Series E-1 Preferred Stock, the holders of shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock will no longer be entitled or required to any right to vote for matters on which shares of Preferred Stock are entitled or required to vote or consent as a single class; provided, further, that the Regulatory Voting Restriction shall not apply to matters requiring approval of the holders of shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock pursuant to Subsection 3.10 above or as otherwise provided expressly herein. The restrictions described in this Subsection 3.11 are referred to herein as the “Regulatory Voting Restrictions”.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into, subject to the last sentence of this Subsection 4.1, such number of fully paid and non-assessable shares of Series 1 Common Stock or Series 2 Common Stock, as applicable, as determined in accordance with this Subsection 4.1. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of the conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of the conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of the conversion. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of the conversion. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series F Original Issue Price by the Series F Conversion Price (as defined below) in effect at the time of the conversion. The “Series A Conversion Price” shall initially be equal to $1.00, the “Series B Conversion Price” shall initially be equal to $1.8896, the “Series C Conversion Price” shall initially be equal to $2.3793, the “Series D Conversion Price” shall initially be equal to $3.2794, the “Series D-1 Conversion Price” shall initially be equal to $3.2794, the “Series E Conversion Price” shall initially be equal to $1.9242, the “Series E-1 Conversion Price” shall initially be equal to $1.9242, and the “Series F Conversion Price” shall initially be equal to $2.7086. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series D-1 Conversion Price, Series E Conversion Price, Series E-1 Conversion Price and Series F Conversion Price are, individually or collectively, as applicable, the “Conversion Price.” Such Conversion Price, and the rate at which shares of Preferred Stock may be converted or deemed to convert into shares of Common Stock, shall be subject to adjustment as provided below. Notwithstanding anything herein to the contrary, any shares of (1) Series A Preferred Stock converted pursuant to this Section 4.1 shall convert into shares of Series 1 Common Stock, (2) Series B Preferred Stock converted pursuant to this Section 4.1 shall convert into shares of Series 1 Common Stock, (3) Series C Preferred Stock converted pursuant to this Section 4.1 shall convert into shares of Series 1 Common Stock, (4) Series D Preferred Stock converted pursuant to this Section 4.1 shall convert into shares of Series 1 Common Stock, (5) Series E Preferred Stock converted pursuant to this Section 4.1 shall convert into shares of Series 1 Common Stock, and (6) Series F Preferred Stock converted pursuant to this Section 4.1 shall convert into, (i) with respect to shares of Series F Preferred Stock held by Goldman Sachs, shares of Series 2 Common Stock or (ii) with respect to all other shares of Series F Preferred Stock not held by Goldman Sachs, shares of Series 1 Common Stock.

4.2 Series D-1 Preferred Stock and Series E-1 Preferred Stock. Shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock shall not be convertible into Common Stock pursuant to this Section 4 or otherwise in the hands of a Regulated Holder or its BHCA Transferees, except in connection with a Permitted Regulatory Transfer (as defined below) (such restriction, the “Regulatory Conversion Restriction”). Instead, upon notice to the Corporation from the holders of a majority of the Series D-1 Preferred Stock or a majority of the Series E-1 Preferred Stock that it intends to exercise the rights granted pursuant to the remainder of this sentence (a “Deemed Conversion Notice”), (x) the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, shall no longer be entitled to any rights of the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, pursuant to Sections 1 and 2 above, and such holder of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Subsection 3.10 and Article Fourteenth, as well as the Regulatory Voting Restriction, shall continue to apply to shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, and (y) such holder of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, hereunder (including any amounts payable pursuant to Sections 1 and 2 above), only an amount equal to the amounts that may become payable to holders of Common Stock hereunder (as such securities are adjusted from time to time hereunder, including without limitation pursuant to any stock split, stock dividend, combination, subdivision, recapitalization or the like with respect to the Common Stock occurring after such Deemed Optional Conversion) as if such Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, had been converted (but without actually converting) into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series D-1 Original Issue Price or Series E-1 Original Issue Price, as applicable, by the then effective Series D-1 Conversion Price, or Series E-1 Conversion Price, as applicable, at the same time that the Deemed Conversion Notice was given (a “Deemed Optional Conversion”), as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock occurring after such Deemed Optional Conversion. For purposes of this Certificate of Incorporation, any shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock that are convertible (or deemed convertible) into Common Stock shall be convertible (or shall be deemed convertible) into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D-1 Original Issue Price or Series E-1 Original Issue Price, as applicable, by the Series D-1 Conversion Price or Series E-1 Conversion Price, as applicable, as in effect on the effective date of the conversion (or deemed conversion) of such shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable. For the avoidance of doubt, shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock that have been subject to a Deemed Optional Conversion pursuant to this Subsection 4.2 shall not be entitled to vote on any matters for which shares of Common Stock, and not shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, were entitled to vote.

4.3 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.4 Mechanics of Conversion.

4.4.1. Notice of Conversion. In order for a holder of Non-Regulated Preferred Stock to voluntarily convert shares of Non-Regulated Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Non-Regulated Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Non-Regulated Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Non-Regulated Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Non-Regulated Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends, including without limitation the Series F Dividend, on the shares of Non-Regulated Preferred Stock converted.

4.4.2. Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.4.3. Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.4.4. No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.4.5. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.5 Adjustments to Conversion Price for Diluting Issues.

4.5.1. Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series F Original Issue Date” shall mean the date on which the first share of Series F Preferred Stock is issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.5.3 below, deemed to be issued) by the Corporation after the Series F Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)

shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock (“Dividend Shares”) so long as each series of Preferred Stock receives a pro rata share of any Dividend Shares distributed to holders of Preferred Stock (calculated on an as converted to Common Stock basis);

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.6, 4.7, 4.8 or 4.9;

(iii)

shares of Common Stock or Options (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Common Stock) issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Stock Plan;

(iv)	shares of Common Stock issued pursuant to the initial admission or quotation of any of the shares of the Corporation to the list or quotation system of any stock exchange approved by the Board;

(v)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vi)	shares of Common Stock or other Convertible Securities issued upon the conversion of Preferred Stock;

(vii)

shares of Common Stock or other Convertible Securities issued to a customer, licensee/licensor, joint venture partner or other similar third party in connection with a commercial agreement, which issuances are for primarily non-equity financing purposes and are approved by the Board, including the affirmative vote of a majority of the Investor Directors;

(viii)

shares of Common Stock or other Convertible Securities issued pursuant to equipment lease financings or bank credit arrangements that are primarily for non-equity financing purposes and are approved by the Board, including the affirmative vote of a majority of the Investor Directors;

(ix)	the Preferred Stock issued pursuant to the Series F Preferred Stock Purchase Agreement, by and among the Corporation and certain Investors listed thereon, dated on or about the date hereof;

(x)	shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock in accordance with the provisions set forth herein;

(xi)	shares of Series E Preferred Stock issued upon conversion of the Series E-1 Preferred Stock in accordance with the provisions set forth herein; or

(xii)	shares of Common Stock issued to the holders of Series F Preferred Stock in respect of the Series F Dividend in connection with a Qualified IPO.

4.5.2. No Adjustment of Conversion Price.

(a) No adjustment in the Conversion Price with respect to the Series A Preferred Stock or Series B Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of the majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(b) No adjustment in the Conversion Price with respect to the Series C Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of the majority of outstanding shares of Series C Preferred Stock that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(c) No adjustment in the Conversion Price with respect to the Series D Preferred Stock or the Series D-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of the majority of shares of Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (with the Series D-1 Preferred Stock treated as being convertible and as having been converted (without actual conversion) into Common Stock for this purpose), that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock, with the Series D-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote.

(d) No adjustment in the Conversion Price with respect to the Series E Preferred Stock or the Series E-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of 60% of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (with the Series E-1 Preferred Stock treated as being convertible and as having been converted (without actual conversion) into Common Stock for this purpose), that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock, with the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote.

(e) No adjustment in the Conversion Price with respect to the Series F Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of the majority of outstanding shares of Series F Preferred Stock that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.5.3. Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Subsection 4.5.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price applicable to any series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price of such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Subsection 4.5.4 (either because the consideration per share (determined pursuant to Subsection 4.5.4(e)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect for such series of Preferred Stock, or because such Option or Convertible Security was issued before the Series F Original Issue Date), are revised after the Series F Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price applicable to any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, such Conversion Price shall be readjusted to a Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price applicable to any series of Preferred Stock provided for in this Subsection 4.5.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.5.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price applicable to any series of Preferred Stock that would result under the terms of this Subsection 4.5.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.5.4. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series F Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the then effective Conversion Price applicable to such series of Preferred Stock, then the Conversion Price applicable to such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price for such series of Preferred Stock in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Conversion Price of such series of Preferred Stock in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue), with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as being convertible into Common Stock (without actual conversion) for this purpose, notwithstanding any limitation on conversion;

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.5.5. Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board, including the affirmative vote of a majority of the Investor Directors; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.5.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.5.6. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.5.4, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.6 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series F Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price applicable to the Preferred Stock in effect immediately before that subdivision with respect to each series of Preferred Stock shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series F Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination with respect to each series of Preferred Stock shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.7 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event with respect to each series of Preferred Stock shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price applicable to such series of Preferred Stock then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price applicable to each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment to the Conversion Price applicable to a series of Preferred Stock shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion.

4.8 Adjustments for Other Dividends and Distributions. Subject to any applicable BHCA Regulatory Restrictions (as defined below) set forth in Article Fourteenth, in the event the Corporation at any time or from time to time after the Series F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Subsection 1.2 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion.

4.9 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.7 or 4.8), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion or deemed conversion of one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock or Series F Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion); and, in such case, appropriate adjustment (as determined in good faith by the Board, including the affirmative vote of a majority of the Investor Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price applicable to each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price applicable to a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect for each series of Preferred Stock owned and held by such holder, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Preferred Stock owned and held by such holder.

4.11 Notice of Record Date. Subject to Section 8, in the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events.

5.1.1. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as a “Series A and Series B Mandatory Conversion Time”), then (i) all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.1.2. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting exclusively as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as a “Series C Mandatory Conversion Time”), then (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.1.3. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting exclusively as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as a “Series D Mandatory Conversion Time”), then (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.1.4. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of 60% of the outstanding shares of Series E Preferred Stock, voting exclusively as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as a “Series E Mandatory Conversion Time”), then (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.1.5. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock, voting exclusively as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as a “Series F Mandatory Conversion Time”), then (i) all outstanding shares of Series F Preferred Stock held by Goldman Sachs shall automatically be converted into shares of Series 2 Common Stock at the then effective conversion rate, (ii) all other outstanding shares of Series F Preferred Stock not held by Goldman Sachs shall automatically be converted into shares of Series 1 Common Stock at the then effective conversion rate, and (iii) all such shares may not be reissued by the Corporation.

5.1.6. Upon a Qualified IPO (the “IPO Mandatory Conversion Time” and together with the Series A and Series B Mandatory Conversion Time, Series C Mandatory Conversion Time, Series D Mandatory Conversion Time, Series E Mandatory Conversion Time and Series F Mandatory Conversion Time, each a “Mandatory Conversion Time”), (i) all outstanding shares of Non-Regulated Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate in accordance with Subsection 5.1.7 below, (ii) such shares may not be reissued by the Corporation and (iii) the Company shall either (A) pay to the holders of Series F Preferred Stock, in cash, an amount per share of Series F Preferred Stock equal to the Series F Dividend or (B) issue to the holders of Series F Preferred Stock a number of additional shares of Series 2 Common Stock per share of Series F Preferred Stock equal to the Series F Dividend (based on the price of the Common Stock in the Qualified IPO). “Qualified IPO” shall mean a sale of shares of Common Stock to the public in a firm commitment underwritten public offering of the Corporation’s Common Stock listed on the New York Stock Exchange or NASDAQ pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in (x) at least $50,000,000 in net proceeds (after the underwriting discount and commissions) to the Corporation and (y) a price per share that yields (including the payment of the Series F Dividend) an implied value per share of Series F Preferred Stock issued on the Series F Original Issue Date of at least $4.0629 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock). Notwithstanding the Regulatory Conversion Restriction, upon the closing of a Qualified IPO, all outstanding shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock shall automatically be converted into shares of Common Stock if, and only if, such conversion would not result in a Regulated Holder and its BHCA Transferees owning or controlling, or being deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms are defined and used, and as such percentages are calculated, under the BHCA).

5.1.7. In connection with any conversion pursuant to Subsection 5.1.6 above, which in each case shall be without the payment of any additional consideration or any further action by the holders of such shares and whether or not the certificates representing such shares of Preferred Stock are surrendered to the Company:

(a) all shares of Preferred Stock other than Series F Preferred Stock shall convert into shares of Series 1 Common Stock;

(b) with respect only to shares of Common Stock issuable upon conversion of shares of Series F Preferred Stock held by Goldman Sachs and its affiliates that will be sold by Goldman Sachs in the closing of a Qualified IPO, that number of shares of Series F Preferred Stock that are convertible into the number of shares of Common Stock that will be sold by Goldman Sachs in the closing of such Qualified IPO (the “QPO Sale Shares”) shall be automatically converted into shares of Series 1 Common Stock;

(c) other than with respect to the QPO Sale Shares, all shares of Series F Preferred Stock held by Goldman Sachs shall be automatically converted into shares of Series 2 Common Stock; and

(d) other than shares of Series F Preferred Stock held by Goldman Sachs, all shares of Series F Preferred Stock shall be automatically converted into shares of Series 1 Common Stock.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Non-Regulated Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Non-Regulated Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Non-Regulated Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. Notwithstanding the foregoing, all certificates evidencing Non-Regulated Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Time, be deemed to have been retired and cancelled and the Non-Regulated Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Non-Regulated Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends, including without limitation the Series F Dividend, on the shares of the series of Non-Regulated Preferred Stock converted. Such converted Non-Regulated Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Non-Regulated Preferred Stock accordingly.

5.3 Series D-1 Preferred Stock and Series E-1 Preferred Stock.

5.3.1. Notwithstanding anything to the contrary contained herein, no shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock shall be convertible into shares of Common Stock pursuant to this Section 5 (unless such conversion is in connection with a Permitted Regulatory Transfer or a Qualified IPO if the conditions set forth in the last sentence of Subsection 5.1.6 are satisfied), but instead, upon a Series D Mandatory Conversion Time or Series E Mandatory Conversion Time, as applicable, (a) the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable shall no longer be entitled to any rights of the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, pursuant to Sections 1 and 2 above, and such holder of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Subsection 3.10 and Article Fourteenth, as well as the Regulatory Voting Restriction, shall continue to apply to shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, and (b) each holder of Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, hereunder (including any amounts payable pursuant to Sections 1 and 2 above), only an amount per share equal to the amounts that may become payable to holders of Common Stock hereunder (as such securities are adjusted from time to time under this Certificate of Incorporation, including without limitation pursuant to any stock split, stock dividend, combination, subdivision, recapitalization or the like with respect to the Common Stock occurring after such Deemed Automatic Conversion) as if such Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable, had been converted (but without actually converting) into shares of Common Stock, at the then effective Series D-1 Conversion Price or Series E-1 Conversion Price, as applicable, at the same time that all shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, have been automatically converted pursuant to Subsection 5.1 (a “Deemed Automatic Conversion”). For the avoidance of doubt, shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock that have been subject to a Deemed Automatic Conversion pursuant to this Subsection 5.3 shall not be entitled to vote on any matters for which shares of Common Stock, and not shares of Series D-1 Preferred Stock, or Series E-1 Preferred Stock, as applicable, were entitled to vote.

5.3.2. In addition, upon consummation of a Permitted Regulatory Transfer, each share of Series D-1 Preferred Stock or Series E-1 Preferred Stock so transferred in such a Permitted Regulatory Transfer shall automatically be converted into (a) (I) in the case of Series D-1 Preferred Stock, such number of fully paid and non-assessable shares of Series D Preferred Stock as is determined by dividing the Series D Conversion Price by the Series D-1 Conversion Price, each as in effect at the time of conversion, as further adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such shares of Preferred Stock, if such Permitted Regulatory Transfer occurs prior to a Deemed Automatic Conversion or a Deemed Optional Conversion, as the case may be or (II) in the case of Series E-1 Preferred Stock, such number of fully paid and non-assessable shares of Series E Preferred Stock as is determined by dividing the Series E Conversion Price by the Series E-1 Conversion Price, each as in effect at the time of conversion, as further adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such shares of Preferred Stock, if such Permitted Regulatory Transfer occurs prior to a Deemed Automatic Conversion or a Deemed Optional Conversion, as the case may be, and (b) fully paid and non-assessable shares of Common Stock, if such Permitted Regulatory Transfer occurs on or subsequent to a Deemed Automatic Conversion or a Deemed Optional Conversion, as the case may be.

5.3.3. Automatic conversion of the Series D-1 Preferred Stock or Series E-1 Preferred Stock pursuant to this Subsection 5.3 shall be effective without any further action on the part of the holders of such shares and shall be effective whether or not the certificates for such shares are surrendered to the Corporation or its transfer agent.

6. Redemption.

6.1.1. General. Unless prohibited by Delaware law governing distributions to stockholders, all (or if less than all, the same proportional amount from all holders thereof) shares of Series F Preferred Stock shall be redeemed by the Corporation in cash at a price per share equal to the Series F Liquidation Amount plus all accrued but unpaid Series F Dividends thereon (the “Redemption Price”, and such redemption the “Redemption”) at any time upon receipt of notice (a “Redemption Request”) from the holders of a majority of the outstanding shares of Series F Preferred Stock (a “Series F Majority”); provided however, that no Redemption Request may be sent until on or after the earlier of (i) the five year anniversary of the Series F Original Issue Date (with at least six months’ advance written notice to the Corporation, which Redemption Request may be first given on or after the date that is four years and six months following the Series F Original Issue Date) or (ii) the consummation of an initial public offering of the Corporation’s capital stock that is not a Qualified IPO (a “Non-QIPO”). “Redemption Date” shall mean, in the case of a Redemption Request made pursuant to subpart (i) above, the date that is six (6) months following the date on which the Series F Majority provides the Redemption Request to the Corporation, and, in the case of a Redemption Request made pursuant to subpart (ii) above, the date the Series F Majority requests in its Redemption Request to have the shares of Series F Preferred Stock redeemed. If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series F Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. If the Corporation does not redeem all shares of Series F Preferred Stock requested to be redeemed in a Redemption Request within One Hundred Eighty (180) days following such Redemption Request, then the Series F Dividend on such remaining shares of Series F Preferred Stock shall increase to twelve percent (12%) per annum. Notwithstanding the forgoing, if the Non-QIPO giving rise to a redemption right hereunder is underwritten by Morgan Stanley, JP Morgan, BAML or Goldman Sachs, then the Corporation, at its election, may pay the Redemption Price in the form of a promissory note amortizing over four years (with to-be agreed upon customary terms and conditions, including without limitation, an interest rate not to exceed ten percent (10%) per annum).

6.1.2. Redemption Notice. Upon receipt of a Redemption Request, the Corporation shall send written notice of the Redemption (the “Redemption Notice”) to each holder of record of Series F Preferred Stock not less than forty (40) days prior to the Redemption Date. The Redemption Notice shall state: (i) the number of shares of Series F Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (ii) the Redemption Date and the Redemption Price; (iii) the date upon which the holder’s right to convert such shares terminates; and (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series F Preferred Stock to be redeemed.

6.1.3. Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series F Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Subsection 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

6.1.4. Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series F Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series F Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series F Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of a series of Preferred Stock set forth herein (other than any rights, powers, preferences and other terms set forth in Subsection 3.10, Subsection 3.11 or Article Fourteenth) may be waived with respect to shares of such series of Preferred Stock on behalf of all holders of such series of Preferred Stock, by the affirmative written consent or vote of (i) in the case of Series A Preferred Stock and Series B Preferred Stock, the holders of at least two-thirds of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding (voting together as a single class on an as-converted to Common Stock basis), (ii) in the case of Series C Preferred Stock, the holders of at least two-thirds of the shares of Series C Preferred Stock then outstanding (voting as a separate class), (iii) in the case of the Series D Preferred Stock, the holders of at least two-thirds of the Series D Preferred Stock then outstanding (voting as a separate class), (iv) in the case of the Series E Preferred Stock, the holders of at least 60% of the Series E Preferred Stock then outstanding (voting as a separate class), (v) in the case of Series F Preferred Stock, the holders of at least a majority of the shares of Series F Preferred Stock then outstanding (voting as a separate class) and (vi) in the case of the Series D-1 Preferred Stock and Series E-1 Preferred Stock, the holders of two-thirds of the Series D-1 Preferred Stock and Series E-1 Preferred Stock then outstanding (voting together, but as a separate class from all other series of Preferred Stock) (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote).

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

THIRTEENTH: In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.

FOURTEENTH: BHCA Matters.

A. Definitions. As used herein, the following terms will have the meanings set forth below.

1. A “Regulated Holder” means a bank holding company subject to the provisions of the Bank Holding Company Act of 1956, as amended, and as implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation or interpretation (the “BHCA”), together with its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)).

2. A “BHCA Transfer” means any sale, transfer, assignment, disposition, pledge, granting of an option over, and any other actual or synthetic transfer whether directly or indirectly, of the legal or beneficial ownership or economic benefits of all or part of the Series D-1 Preferred Stock or Series E-1 Preferred Stock.

3. A “BHCA Transferee” means a party to whom a Regulated Holder BHCA Transfers shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock and the transferees of such party (in each case, other than Permitted Regulatory Transferees).

4. A “Permitted Regulatory Transferee” shall mean a person or entity who acquires shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock from a Regulated Holder or its BHCA Transferees in any of the following transfers (each a “Permitted Regulatory Transfer”):

4.1 a widespread public distribution;

4.2 a private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for purposes of the BHCA) of the Corporation;

4.3 an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widespread public distribution on behalf of a Regulated Holder and its BHCA Transferees; or

4.4 to a party who would control more than 50% of the voting securities (as such term is used for purposes of the BHCA) of the Corporation without giving effect to the shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock transferred by a Regulated Holder and its BHCA Transferees.

B. BHCA Regulatory Restrictions. The Corporation shall be bound by the following restrictions (each, a “BHCA Regulatory Restriction”):

1. Except for a redemption of Series F Preferred Stock pursuant to Article Fourth, Part B, Section 6, the Corporation shall not directly or indirectly repurchase, redeem, retire or otherwise acquire any of the Corporation’s capital securities, or take any other action, if, as a result, the Regulated Holder and its BHCA Transferees would own or control, or be deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms used in the preceding sentence are defined and used, and as such percentages are calculated, under the BHCA); provided, that, if a redemption of Series F Preferred Stock referred to above would result in the Regulated Holder and its BHCA Transferees owning or controlling, collectively, shares of Series D-1 and Series E-1 Preferred Stock in excess of the limitations specified in (i) and (ii) above (the number of such shares in excess of the limitations, “Excess Shares”), simultaneously with such redemption, the Corporation shall (and shall have the right to) repurchase, redeem or otherwise acquire the Excess Shares held by the Regulated Holder and/or its BHC Transferees (at the Applicable FMV and on a pro rata basis) such that after giving effect to the foregoing transactions, the Series F Preferred Stock redemption would not result in there being Excess Shares.

2. If the Corporation declares a distribution payable in any form of property other than in cash, each holder of a share of Series D-1 Preferred Stock or Series E-1 Preferred Stock shall be entitled to receive, at its election, in lieu of such property, a cash payment equal to the fair market value of the property that such holder would have been entitled to receive upon such distribution, as reasonably determined by the Board in good faith.

C. Cooperation. If (w) a Regulated Holder is deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA), (x) a Regulated Holder believes in good faith that it may be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or that it may not be permitted to hold all or part of its shares of the Corporation’s stock or, if applicable, its other securities of the Corporation under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance, (y) all of the shares of Non-Regulated Preferred Stock have been converted into Common Stock pursuant to Section 5 of Part B of Article Fourth of the Certificate of Incorporation and the holders thereof, other than such Regulated Holder, collectively hold less than 70% of the Common Stock issued or issuable upon such conversion that such holders held on the first date that the Series E-1 Preferred Stock was issued (as adjusted for any stock splits or combinations, stock dividends, reclassifications, exchanges, recapitalizations or the like) or (z) the Regulated Holder learns of any activities directly or indirectly by or on behalf of the Corporation, its affiliates or any of their respective officers, directors or employees, or anyone for whose acts or defaults any of the foregoing may be liable, that may constitute or give rise to a violation of applicable anti-bribery or anti-corruption laws by the Corporation, then (i) the Corporation will cooperate in good faith to provide the Regulated Holder with information relevant to its determination under clause (w), (x), (y) or (z), (ii) the Regulated Holder shall be permitted to sell or otherwise transfer its shares of Series D-1 Preferred Stock, Series E-1 Preferred Stock or any other securities of the Corporation then held by the Regulated Holder (subject to applicable securities laws) and (iii) the Corporation will use its commercially reasonable efforts to facilitate such BHCA Transfer in good faith (which shall include, at a minimum, making management available to prospective buyers and providing customary due diligence materials, subject to a customary confidentiality agreement).

D. In the event of a breach of any BHCA Regulatory Restriction or Part C of this Article Fourteenth, or if a Regulated Holder is unable to effect a BHCA Transfer pursuant to Part C of this Article Fourteenth all or any part of the shares of the Corporation’s stock then held by it because such transfer is not permitted pursuant to applicable securities laws, then such Regulated Holder may exercise any remedies available to it against the Corporation, including, to the extent permitted by law, requiring the Corporation to repurchase the relevant portion of the shares of the Corporation’s stock held by the Regulated Holder necessary to give effect to the BHCA Regulatory Restriction or Part C of this Article Fourteenth, as applicable, at a per share price equal to the then current fair market value of (i) (A) if shares of Series D Preferred Stock are then outstanding, with respect to any shares of Series D-1 Preferred Stock, a share of Series D Preferred Stock (and not the fair market value of a share of Series D-1 Preferred Stock), as reasonably determined by the Board in good faith or (B) if shares of Series E Preferred Stock are then outstanding, with respect to any shares of Series E-1 Preferred Stock, a share of Series E Preferred Stock (and not the fair market value of a share of Series E-1 Preferred Stock), as reasonably determined by the Board in good faith, or (ii) (A) if no shares of Series D Preferred Stock are then outstanding, with respect to any shares of Series D-1 Preferred Stock, a share of Series D-1 Preferred Stock, as reasonably determined by the Board in good faith, with such determination being made assuming that the rights, preferences and privileges applicable to the Series D Preferred Stock (and not the Series D-1 Preferred Stock) that are set forth herein, as in effect as of the Series F Original Issue Date, are the rights, preferences and privileges of the Series D-1 Preferred Stock or (B) if no shares of Series E Preferred Stock are then outstanding, with respect to any shares of Series E-1 Preferred Stock, a share of

Series E-1 Preferred Stock, as reasonably determined by the Board in good faith, with such determination being made assuming that the rights, preferences and privileges applicable to the Series E Preferred Stock (and not the Series E-1 Preferred Stock) that are set forth herein, as in effect as of the Series F Original Issue Date, are the rights, preferences and privileges of the Series E-1 Preferred Stock (the foregoing, as applicable, the “Applicable FMV”); provided however, that, if as of or following the time a request for redemption is made pursuant to this Part D of Article Fourteenth, the holders of Series F Preferred Stock have submitted, or submit, a Redemption Request pursuant to Section 6 of Part B of Article Fourth, the Company shall work in good faith with both the Regulated Holder and its BHCA Transferees and the holders of Series F Preferred Stock to ensure a prompt and orderly redemption of the Preferred Stock held by the above holders addressing their contractual rights and any applicable Bank Holding Company Act considerations.

E. To the extent further required, the Corporation will (i) cooperate in good faith with a Regulated Holder in order to avoid the Regulated Holder being deemed to be in control of the Corporation or any successor or acquiring corporation or entity (as “control” is used for purposes of the BHCA) as a result of any arrangements with any Regulated Holder, (ii) avoid any circumstances under which the Regulated Holder would not be permitted to hold all or a portion of its shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, any shares of capital stock of the Corporation issuable upon conversion thereof, or any security of (w) the Corporation, (x) any successor thereto, (y) any acquiring corporation or (z) any entity the securities of which have been issued in respect of or exchange for any such shares of Series D-1 Preferred Stock Series E-1 Preferred Stock or such capital stock, then held by the Regulated Holder under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance and (iii) take commercially reasonable efforts to provide that any security of the Corporation or of any successor or acquiring corporation or entity issued to a Regulated Holder in any transaction to which the Corporation is a party contains terms and characteristics that provide equivalent protections with respect to any regulatory requirements applicable to the Regulated Holder as are provided by the Series D-1 Preferred Stock or Series E-1 Preferred Stock, as applicable.

F. In the event of any conflict with any provision of this Certificate of Incorporation, the terms of this Article Fourteenth shall prevail.

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